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                                                                    EXHIBIT 11.1

                             VISUAL NETWORKS, INC.

                         COMPUTATION OF LOSS PER SHARE

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
                                        FOR THE YEAR ENDED             FOR THE SIX MONTHS
                                           DECEMBER 31,                  ENDED JUNE 30,
                                ----------------------------------   -----------------------
                                  1995        1996         1997         1997         1998
                                ---------   ---------   ----------   ----------   ----------
Basic and diluted weighted
  average common shares
  outstanding.................  3,524,681   4,439,522    4,926,802    4,879,780   16,401,905
Preferred stock...............                          10,605,735   10,605,735    2,460,999
                                                        ----------   ----------   ----------
Pro forma basic and diluted
  weighted average common
  shares outstanding..........                          15,532,537   15,485,515   18,862,904
                                                        ==========   ==========   ==========
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